 EXHIBIT 99.2

SCHEDULE I

EXECUTIVE OFFICERS AND DIRECTORS OF ADI

The name, citizenship, business address, and present principal occupation or employment of each of the executive officers and directors of Aena Desarrollo Internacional S.M.E., S.A., Sociedad Unipersonal (“ADI”), are set forth below.

Executive Officers of Aena Desarrollo Internacional S.M.E., S.A., Sociedad Unipersonal

Name	Present Principal Occupation	Business Address	Citizenship
Emilio José Rotondo Inclán	Chief Executive Officer at ADI	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
María de los Reyes Escrig Teigeiro	General Counsel at ADI	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Roberto Ángel Ramírez García	Chief Financial Officer at ADI	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain

Directors of Aena Desarrollo Internacional S.M.E., S.A., Sociedad Unipersonal

Name	Present Principal Occupation	Business Address	Citizenship
Maurici Lucena Betriu	Chairman and Chief Executive Officer and Member of the Board of Directors of AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Francisco Javier Martín Ramiro	Managing Director of Housing and Land at the Ministry of Housing and Urban Agenda	Paseo de la Castellana, 67, 28046 Madrid, Spain	Kingdom of Spain
Ignacio Biosca Vancells	Head Officer of Aeronautical Data and Market at AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Ignacio Castejón Hernández	Chief Financial Officer at AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Javier Marín San Andrés	Executive Deputy Chair and Member of the Board of Directors of AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Laura Bricio Garberí	Advisor to the Cabinet of the Secretary of State at the Ministry of Transport and Sustainable Mobility	Paseo de la Castellana, 67, 28046 Madrid, Spain	Kingdom of Spain
María Elena Mayoral Corcuera	Director General of Airports at AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
María Gómez Rodríguez	Director of Communications at AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
María José Cuenda Chamorro	Director General of Commercial and Real Estate at AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain

EXECUTIVE OFFICERS AND DIRECTORS OF AENA

The name, citizenship, business address, and present principal occupation or employment of each of the executive officers and directors of Aena S.M.E, S.A. (“AENA”), are set forth below.

Executive Officers of Aena S.M.E, S.A.

Name	Present Principal Occupation	Business Address	Citizenship
Maurici Lucena Betriu	Chairman and Chief Executive Officer and Member of the Board of Directors of AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Javier Marín San Andrés	Executive Deputy Chair and Member of the Board of Directors of AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Amparo Brea Álvarez	Head Officer of Innovation, Sustainability and Customer Experience	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Ángel Luis Sanz Sanz	Head of the Chairman’s Office, Strategy and Public Policy at AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Antonio Jesús García Rojas	Head Officer of Internal Audit at AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Begoña Gosályez Mayordomo	Head Officer of People and Organization at AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Elena Roldán Centeno	General Counsel and Board Secretary at AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Ignacio Castejón Hernández	Chief Financial Officer at AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
María Elena Mayoral Corcuera	Director General of Airports at AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
María Gómez Rodríguez	Director of Communications at AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
María José Cuenda Chamorro	Director General of Commercial and Real Estate at AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain

Directors of Aena S.M.E, S.A.

Name	Present Principal Occupation	Business Address	Citizenship
Maurici Lucena Betriu	Chairman and Chief Executive Officer and Member of the Board of Directors of AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Ainhoa Morondo Quintano	Chief of Staff to the Secretary of State at the Ministry of Transport and Sustainable Mobility	Paseo de la Castellana, 67, 28046 Madrid, Spain	Kingdom of Spain
Alicia de Haro Acosta	Deputy Chief of Staff at the Ministry of Industry and Tourism	Paseo de la Castellana, 160, 28046 Madrid, Spain	Kingdom of Spain
Amancio López Seijas	Chairman and Chief Executive Officer at Grupo Hotusa	C. Alcalá, 226, Cdad. Lineal, 28027 Madrid, Spain	Kingdom of Spain
Beatriz Alcocer Pinilla	Senior Advisor to the Minister’s Office at the Ministry of Transport and Sustainable Mobility	Paseo de la Castellana, 67, 28046 Madrid, Spain	Kingdom of Spain
Jaime Terceiro Lomba	Member of the Board of Directors of AENA	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Javier Marín San Andrés	Executive Deputy Chair and Member of the Board of Directors of AENA and Managing Director at ADI	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Juan José Rio Cortés	Operating Partner at Brightstar Capital Partners	51 W 52nd St, 18th Flr; New York, NY 10019	Kingdom of Spain
Leticia Iglesias Herraiz	Member of the Board of Directors of AENA, Acerinox, S.A., Abanca Corporación Bancaria, S.A., and Abanca Gestión de Activos S.G.I.I.C., S.A.	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Manuel Delacampagne Crespo	Deputy Managing Director of Sector Analysis at the Ministry of Economy, Commerce and Enterprise	Paseo de la Castellana, 162, 28046 Madrid, Spain	Kingdom of Spain Republic of France
María Carmen Corral Escribano	Deputy Managing Director of Planning, Trans-European Network and Logistics at the Ministry of Transport and Sustainable Mobility	Paseo de la Castellana, 67, 28046 Madrid, Spain	Kingdom of Spain
María del Coriseo González-Izquierdo-Revilla	Independent Member of the Board of Directors of AENA and Atalaya Mining Copper S.A.	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Ramón Tremosa Balcells	Professor at the University of Barcelona	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain
Roberto Angulo Revilla	Advisor to the Secretary of State’s Office at the Ministry of Transport and Sustainable Mobility	Paseo de la Castellana, 67, 28046 Madrid, Spain	Kingdom of Spain
Tomas Varela Muiña	Member of the Board of Directors of AENA, Julius Baer, and Finalbion	Calle Peonías, 12, 28042 Madrid, Spain	Kingdom of Spain

EXECUTIVE OFFICERS AND DIRECTORS OF ENAIRE E.P.E.

The name, citizenship, business address, and present principal occupation or employment of each of the executive officers and directors of Enaire E.P.E. (“Enaire”) are set forth below.

Executive Officers of Enaire E.P.E.

Name	Present Principal Occupation	Business Address	Citizenship
Elena Sáenz Guillén	General Counsel at Enaire	Kudos Innovation Campus Las Mercedes, Edificio 2, Calle Campezo 1, 28022 Madrid, Spain	Kingdom of Spain
Enrique Maurer Somolinos	Managing Director at Enaire	Kudos Innovation Campus Las Mercedes, Edificio 2, Calle Campezo 1, 28022 Madrid, Spain	Kingdom of Spain
Jesús Romero Hernández	Head of Safety Division at Enaire	Kudos Innovation Campus Las Mercedes, Edificio 2, Calle Campezo 1, 28022 Madrid, Spain	Kingdom of Spain
José Luis Meler Jordán	Head Officer of Air Navigation Services at Enaire	Kudos Innovation Campus Las Mercedes, Edificio 2, Calle Campezo 1, 28022 Madrid, Spain	Kingdom of Spain
Juan Á. Treceño García	Head Officer of Civil Military Coordination at Enaire	Kudos Innovation Campus Las Mercedes, Edificio 2, Calle Campezo 1, 28022 Madrid, Spain	Kingdom of Spain
Juan Carlos Villaizán Pérez	Head of Internal Audit Division at Enaire	Kudos Innovation Campus Las Mercedes, Edificio 2, Calle Campezo 1, 28022 Madrid, Spain	Kingdom of Spain
María Aránzazu Hernández Rodríguez	Chief People Officer at Enaire	Kudos Innovation Campus Las Mercedes, Edificio 2, Calle Campezo 1, 28022 Madrid, Spain	Kingdom of Spain
María Estíbaliz Salazar Fernández	Head of Sustainability and Institutional Relations Division at Enaire	Kudos Innovation Campus Las Mercedes, Edificio 2, Calle Campezo 1, 28022 Madrid, Spain	Kingdom of Spain
María Luz de Mateo García	Head Officer of Strategy and Innovation at Enaire	Kudos Innovation Campus Las Mercedes, Edificio 2, Calle Campezo 1, 28022 Madrid, Spain	Kingdom of Spain
Mariano Gasparet Romero	Head Officer of Communications at Enaire	Kudos Innovation Campus Las Mercedes, Edificio 2, Calle Campezo 1, 28022 Madrid, Spain	Kingdom of Spain
Mónica Mansilla Rodríguez	Chief Financial Officer at Enaire	Kudos Innovation Campus Las Mercedes, Edificio 2, Calle Campezo 1, 28022 Madrid, Spain	Kingdom of Spain

Directors of Enaire E.P.E.

Name	Present Principal Occupation	Business Address	Citizenship
Ángel Soret Lafraya	Deputy Managing Director for Road and Rail Transport Inspection at the Ministry of Transport and Sustainable Mobility	Paseo de la Castellana, 67, 28046 Madrid, Spain	Kingdom of Spain
Aurelio Lozano Serra	Senior Advisor in the Office of the Secretary of State for Budgets and Expenditure at the Ministry of Finance	Av. de Alberto Alcocer, 2, Chamartín, 28046 Madrid, Spain	Kingdom of Spain
Cristina María Tello Blasco	Deputy Managing Director for Economic Monitoring at the Ministry of Transport and Sustainable Mobility	Paseo de la Castellana, 67, 28046 Madrid, Spain	Kingdom of Spain
David Benito	Managing Director of Civil Aviation at the Ministry of Transport and Sustainable Mobility	Paseo de la Castellana, 67, 28046 Madrid, Spain	Kingdom of Spain
Estrella Gutiérrez Marco	Head of the Regional Offices Coordination Department at the Spanish Meteorological Agency	C. de Leonardo Prieto Castro, 8, 28040 Madrid, Spain	Kingdom of Spain
José Antonio Santano Clavero	Secretary of State for Transport and Sustainable Mobility	Paseo de la Castellana, 67, 28046 Madrid, Spain	Kingdom of Spain
José Ignacio Caro Eisman	Head Officer of the Government Liability Claims Division at the Ministry of Transport and Sustainable Mobility	Paseo de la Castellana, 67, 28046 Madrid, Spain	Kingdom of Spain
Juan Antonio López Aragón	Senior Adviser in the Minister’s Office at the Ministry of Transport and Sustainable Mobility	Paseo de la Castellana, 67, 28046 Madrid, Spain	Kingdom of Spain
Luis Cebrián Carbonell	Managing Director of Infrastructure at the Ministry of Defense	Paseo de la Castellana, 109, 28046 Madrid, Spain	Kingdom of Spain
María Sobrino Ruiz	Deputy Managing Director for Social Policies and Human Capital at the Ministry of Economy, Trade and Business	Paseo de la Castellana, 162, 28046 Madrid, Spain	Kingdom of Spain
Mario Díaz Millán	Deputy Managing Director for Legislation at the Ministry of Transport and Sustainable Mobility	Paseo de la Castellana, 67, 28046 Madrid, Spain	Kingdom of Spain
Pilar Suárez Morales	Deputy Managing Director for Human Resources at the Ministry of Transport and Sustainable Mobility	Paseo de la Castellana, 67, 28046 Madrid, Spain	Kingdom of Spain